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                                                                  EXHIBIT 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-100635) pertaining to the 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc. of our report dated March 7, 2003, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                   /s/ Ernst & Young LLP


Nashville, Tennessee
March 25, 2003